Summary Plan Description




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                                    Roma Bank
                               401(k) Savings Plan

                      (As Amended Through November 1, 2003)
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                                                               Table Of Contents
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Table Of Contents

Section                                                                     Page

TABLE OF CONTENTS..............................................................i
INTRODUCTION..................................................................ii
INDEX TO DEFINED TERMS.......................................................iii
HOW THE PLAN WORKS.............................................................1
JOINING THE PLAN...............................................................2
CONTRIBUTIONS TO THE PLAN......................................................5
INVESTING YOUR PLAN ACCOUNT...................................................10
VESTING.......................................................................15
PAYMENT OF BENEFITS...........................................................17
DISTRIBUTIONS UPON RETIREMENT OR DISABILITY...................................18
DISTRIBUTIONS UPON TERMINATION (OTHER THAN RETIREMENT OR DISABILITY)..........21
DISTRIBUTIONS UPON DEATH......................................................23
WITHDRAWALS...................................................................24
LOANS.........................................................................27
APPLICATION FOR BENEFITS AND CLAIMS PROCEDURE.................................29
AMENDMENT AND TERMINATION OF PLAN.............................................31
SPECIAL RULES IF PLAN BECOMES TOP-HEAVY.......................................32
OTHER IMPORTANT INFORMATION...................................................34

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                                                                    Introduction
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Introduction

Roma Bank maintains the Roma Bank 401(k) Savings Plan ("Plan") to offer its eligible employees a convenient and tax-advantaged way to supplement their retirement income. As an eligible employee under the Plan, you may shelter part of your income from current taxes while accumulating a substantial nest egg for the future.


For purposes of explaining the provisions in this document, Roma Bank will be referred to as the Employer ("Employer"). This is a summary of the key Plan features as of November 1, 2003. The Plan as it existed prior to November 1, 2003 is referred to as the "Prior Plan".


The full terms and conditions of the Plan are described in the Plan document which legally governs the operation of the Plan. This booklet, called a Summary Plan Description ("SPD"), has been prepared to provide you with a description of the key features of the Plan including your rights, obligations and benefits under the Plan. The SPD provides you with answers to questions most frequently asked about the Plan.


If there is a discrepancy between the document and this summary, the wording of the Plan document will govern. The terms of the Plan may be changed from time to time by amendments adopted by the Employer. If any changes are made, you will be notified of the changes.


While  your  employment  with  the  Employer   determines  your  eligibility  to
participate in the Plan, your participation is not a contract of employment. Both you and the Employer have the right to terminate your employment.


When referring to this booklet, please keep in mind that this is a summary of the Plan only, that it does not alter any employment policies of the Employer and it does not alter the Plan provisions in any way.


If you have any questions or need additional information about the Plan, contact the Plan Administrator; he or she will be happy to assist you.

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704                                   ii                               Roma Bank

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                                                          Index To Defined Terms
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Index To Defined Terms

Defined Terms, with page number

Before-Tax Contributions.......................................................5
Deferred Payment..............................................................20
Disabled......................................................................19
Early Retirement Date.........................................................18
Eligibility Service............................................................3
Employee Benefits Committee (Committee).......................................37
Employee Retirement Income Security Act (ERISA)...............................35
Employer......................................................................ii
Excluded Employees.............................................................2
Immediate Single Cash Payment.................................................19
Investment Funds..............................................................10
Matching Contributions.........................................................8
Normal Retirement Date........................................................18
Other Permissible Offsets.....................................................34
Plan..........................................................................ii
Plan Administrator............................................................37
Plan Year.....................................................................36
Postponed Retirement Date.....................................................18
Prior Plan....................................................................ii
Qualified Domestic Relations Order (QDRO).....................................34
Rollover Contributions.........................................................8
Rollovers.................................................................20, 22
Salary.........................................................................5
Single Cash Payment...........................................................22
Standard Form of Payment Upon Termination.....................................21
Standard Forms of Payment at Retirement or Disability.........................19
Summary Plan Description (SPD)................................................ii
Trust Agreement...............................................................37
Trustee.......................................................................37
Vesting.......................................................................15
Year of Service...............................................................15


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                                                              How The Plan Works
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o Section 1
How The Plan Works

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Overview

Participation in the Plan is entirely voluntary; you are not obligated to participate. However, if you do participate, you can shelter part of your income from current taxes while you accumulate a substantial nest egg for the future.

When you participate in the Plan, you are authorizing the Employer to defer a portion of your pay. Whatever you defer is taken out of your paycheck on a before-tax basis and held in a before-tax Plan account set up on your behalf. When reading this summary, you should keep in mind that whenever you see the words "Before-Tax," it means that for federal income tax purposes, you will not be taxed on the money when it is contributed to the before-tax Plan account. It will, however, be taxed when withdrawn from the Plan. The same may or may not be true for state and local income tax purposes. You should check with your tax advisor to determine how state and local laws affect your "Before-Tax Contributions".

For those employees who have a Compensation Reduction Agreement with the Employer, the Employer will make a contribution which matches a portion of your Before-Tax Contributions. Such contribution will be held in the Matching Contribution Plan account set up on your behalf. (See, CONTRIBUTIONS TO THE PLAN section, Matching Contributions, below.)

Your Before-Tax Contributions and the Matching Contributions, made by the Employer are invested in one or more of the Plan's professionally managed investment funds.

Your Before-Tax Contributions and the vested portion of your Matching Contributions, as well as any investment income they may earn are not taxed until they are distributed to you from the Plan. Payments are usually made when you terminate employment or upon your retirement, when you may be in a lower tax bracket.

While the Plan offers you the flexibility you need to develop a personal savings strategy, it is designed to encourage you to save for your retirement. In exchange for the significant tax advantages it provides, the Internal Revenue Service ("IRS") imposes certain restrictions that limit your access to your Plan contributions while you are actively employed by the Employer. However, in order to enable you to meet some of your more immediate financial needs, the Plan has special provisions, described later in this SPD, which allow you to withdraw from or borrow against your Plan accounts.

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                                                                Joining The Plan
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o Section 2
Joining The Plan

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In General

You must satisfy certain requirements in order to be eligible to join the Plan. This section describes what those requirements are.

Eligibility Requirements

If you were a participant under the Prior Plan, you will continue to be a participant under the current Plan.

If you were not a participant under the Prior Plan, you will become eligible to join the Plan once you have satisfied all of the following requirements:

          |_|  you have attained age 21;

          |_| you have completed at least 1 year of Eligibility Service (see, Eligibility Service, below);

          |_|  you are classified as a salaried Employee; and

          |_| you do not or no longer belong to one of the groups of excluded employees listed under Excluded Employees, below.

Excluded Employees

If any of the following applies to you, you will not be able to participate in the Plan:

          |_|  you are paid on an hourly basis;

          |_|  you are paid on a commission basis;


          |_|  you are a leased employee;

          |_| you are an employee covered by a collective bargaining agreement (unless the agreement provides for Plan participation);

          |_| you are an owner-employee, meaning you are an individual who is a sole proprietor or is a partner owning more than 10% of either the capital or profits interest of a partnership which adopted the Plan.

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                                                                Joining The Plan
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Eligibility Service

For Plan purposes, a year of Eligibility Service is a 365-day period of employment with the Employer, measured from your date of hire.

Participation

Participation in the Plan is totally voluntary. You can join as of the first day of the payroll period of the month following the date you meet the eligibility requirements mentioned above. All you have to do to join the Plan is submit an enrollment form at least 10 days in advance of the date you want your participation to begin. Payroll deductions will begin upon the date of your Plan participation.

Sometime before you first become eligible to join the Plan, a member of the Personnel Department will explain the Plan's enrollment procedures to you. At that time, you will receive the forms you need to complete in order to participate in the Plan.

About Your Enrollment Form

You must complete an enrollment form in order to participate in the Plan. On the form you will indicate the percentage of your Salary (see, CONTRIBUTIONS TO THE PLAN, Salary, below) you want the Employer to defer for you, if any, each payday on a before-tax basis. You will also indicate how you want your contributions invested and designate your beneficiary. (See, About Your Beneficiary, below.) The form also authorizes the Employer to deduct your contributions from your Salary, if you have chosen to make such contributions.

Enrollment forms are available from the Plan Administrator.

About Your Beneficiary

You will be asked to name a beneficiary when you enroll in the Plan. Your beneficiary is the person who will receive the value of your vested Plan accounts, less any outstanding loans, if you should die. You may also name a contingent beneficiary who will serve as beneficiary if your beneficiary dies before you. If you are married, your spouse is automatically your beneficiary unless your spouse has completed a form waiving his or her right to your Plan accounts. Your spouse's consent must be witnessed by a Plan representative or notarized in order for it to be valid.

You may change your beneficiary and/or contingent beneficiary at any time by completing a new beneficiary form. However, if you are married and want to change your beneficiary from your spouse to someone else, your spouse must consent to the change in writing. Your spouse's consent must be witnessed by a Plan representative or notarized in order for it to be valid.

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                                                                Joining The Plan
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Termination of Employment

If you leave the Employer for any reason, contributions to your Plan accounts will automatically cease.

Eligibility Upon Reemployment

If you leave the Employer and are later rehired by the Employer, there are some instances where your past employment with the Employer will be counted toward the 1-year service requirement. (See, JOINING THE PLAN section, Eligibility Requirements, above.) A Plan representative will advise you if your past employment will be counted or if you will have to meet the 1-year service requirement as a new employee. Special rules apply if you are absent from work for maternity or paternity reasons, or if you are called for service in the Armed Forces of the United States. See a Plan representative for more information.

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                                                       Contributions To The Plan
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o Section 3

Contributions To The Plan

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General

There are several different types of contributions which may be made on your behalf under the Plan. You are permitted to make Before-Tax Contributions. If you were previously a participant in another employer's plan, and you receive a distribution from such plan, you may be permitted to contribute the amount from such previous plan into this Plan through a Rollover Contribution. In addition, the Employer will also contribute to the Plan for those qualified employees by making Matching Contributions. The different types of contributions are described in greater detail below. Your Before-Tax Contributions will be based upon a percentage of your Salary (see, Salary, below).

Salary

For Plan purposes, your Salary is the wages paid to you by the Employer during the year, excluding bonuses. Salary includes, among other things, overtime, commissions, the Before-Tax Contributions you make to the Plan during the year and contributions made by the Employer on your behalf under a salary reduction agreement maintained under a flexible benefits program maintained by the Employer under Section 125 of the Code and qualified transportation fringe benefits under Section 132 of the Code. The maximum amount of your Salary that may be used for any purpose under the Plan is $200,000 for the 2003 Plan Year. (For following Plan Years, this amount may be annually adjusted by law in multiples of $5,000, to account for changes in the cost-of-living.)

Before-Tax Contributions

You can direct that an amount from 1% to 25% (in whole percentages and/or fractions) of your Salary be contributed to the Plan on a before-tax basis. The most you may contribute on a before-tax basis is $12,000 for 2003. (The amount may be annually adjusted by law, based on changes in the cost-of-living.)

Since your Before-Tax Contributions are taken out of your pay before income taxes are deducted, the overall effect of making such contributions is to reduce your current taxable income for federal and possibly state and local income tax purposes.

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                                                       Contributions To The Plan
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Examples

The following examples show how contributions on a before-tax basis rather than an after-tax basis can increase your take-home pay. These examples are based on 2003 federal income tax and FICA withholding rates. If you are permitted to defer state and local income taxes, your actual savings will be greater. The amount of tax you actually pay will depend on current tax rates and your own financial situation.


Example 1

A married employee earning $40,000 a year, files a joint federal income tax return and claims 4 federal personal income tax exemptions (e.g., a family of 4). The participant chooses to save 6% of annual Salary, $2,400, through the Plan instead of in a regular after-tax savings account. As you can see, the employee saves the same amount in each case, but pays $360 less in taxes in the before-tax plan.

                                             Regular
                                             Savings Account     Plan Savings
                                             (After-Tax)         (Before-Tax)
                                             -----------------------------------
    Annual Salary                               $40,000            $40,000
    Before-Tax Contributions                         -0-           - 2,400
    Reportable Gross Income                      40,000             37,600
    Taxable Income *                             27,800             25,400
    Estimated Federal Income Tax                - 2,603            - 2,243
    FICA Tax                                    - 3,060            - 3,060
    After-Tax Savings                           - 2,400                -0-

                                             -----------------------------------
    Take-Home Pay                               $31,937            $32,297
    Increased Take-Home Pay Through Use
        of Before-Tax Savings in the Plan                          $   360 **
                                                                  ========


  * Assumes 2003 tax rates and use of Standard Deduction.

** Contributions and earnings on Before-Tax Contributions are tax deferred until distributed from the Plan.

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                                                       Contributions To The Plan
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Example 2

A single employee earns $30,000 a year, files a single taxpayer federal income tax return and claims a single personal income tax exemption. The participant chooses to save 6% of annual Salary, $1,800, through the Plan instead of in a regular after-tax savings account. As you can see, the employee saves the same amount in each case, but pays $270 less in taxes in the before-tax plan.


                                             Regular
                                             Savings Account     Plan Savings
                                             (After-Tax)         (Before-Tax)
                                             -----------------------------------
     Annual Salary                              $30,000             $30,000
     Before-Tax Contributions                        -0-            - 1,800
     Reportable Gross Income                     30,000              28,200
     Taxable Income *                            26,950              25,150
     Estimated Federal Income Tax               - 3,350             - 3,080
     FICA Tax                                   - 2,295             - 2,295
     After Tax Savings                          - 1,800                  -0-

                                             -----------------------------------
     Take-Home Pay                              $22,555             $22,825
     Increased Take-Home Pay Through Use
         of Before-Tax Savings in the Plan                          $   270 **
                                                                    =======


  * Assumes 2003 tax rates and use of Standard Deduction.

** Contributions and earnings on Before-Tax Contributions are tax deferred until distributed from the Plan.

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                                                       Contributions To The Plan
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Matching Contributions

For those employees who have a Compensation Reduction Agreement with the Employer, the Employer will match a portion of your Before-Tax Contributions. The Employer will make a Matching Contribution equal to 50% of the first 6% of your contribution. The Employer may, from time to time, change the Plan to provide for a different Matching Contribution. If a change is made, you will be notified of the change.

If you stop making Before-Tax Contributions, the Employer Matching Contributions will also stop for the same period. Matching Contributions which have been suspended in this way, are not permitted to be made up at a later date.

You will not be taxed on Matching Contributions or earnings thereon as long as they remain in the Plan. You will vest in the Employer's Matching Contributions and earnings thereon over a period of years (see, VESTING section, below).

An Important Restriction

The IRS requires plans that provide for Before-Tax and Matching Contributions to pass special nondiscrimination tests. The amount of contributions contributed to the Plan on behalf of each Participant may not discriminate in favor of highly-paid employees.

The Plan must pass special nondiscrimination tests each calendar year to keep its tax advantages. If the Plan does not pass the tests, some or all of the highly-paid employees may have their Plan contributions or the contributions made by the Employer reduced (even if the Before-Tax Contribution is less than the maximum permissible contribution during that calendar year), or, the Employer may make additional "Special Contributions" to the Plan on behalf of certain non-highly paid employees. If you are affected by the tests, a Plan representative will notify you and make the appropriate adjustment, if necessary.

Rollover Contributions

You may be joining the Employer from an employer that had a tax-qualified plan similar to the Employer's Plan. If that is the case, and if you recently received a distribution from your prior employer's tax-qualified plan, you may be eligible to deposit that distribution into the Rollover Contribution account set up on your behalf. In addition, if you elected to have your prior employer directly transfer money from your prior employer's tax-qualified plan into this Plan, that distribution was deposited into the Rollover Contribution account set up on your behalf. You may also make a Rollover Contribution from a Section 403(b) annuity contract (excluding after-tax contributions), a Section 457(b) governmental plan maintained by a state or agency of the state, or an Individual Retirement Account ("IRA") that is eligible to be rolled over. In all cases, you will continue to defer income taxes on your distribution. These types of transactions are known as a "Rollover Contribution."

You may make a Rollover Contribution even if you are not yet eligible to join the Plan. To maintain the tax deferral, the rollover must occur within 60 days of your receipt of the

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                                                       Contributions To The Plan
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distribution  from your  prior  employer's  plan,  which may be before  you have satisfied the eligibility requirements of this Plan. For more information about Rollover Contributions, contact a Plan representative.

What Happens To Contributions

A series of accounts are set up and maintained for each employee in the Plan. You may have a Before-Tax Contribution account and a Matching Contribution account. You may also have a Rollover Contribution account. Each pay period, the contributions made by you or on your behalf will be allocated to the investment fund or funds you choose. (See, INVESTING YOUR PLAN ACCOUNT, below.)

Adjusting Your Contribution Strategy

Once you elect how much of your Salary you want to defer, you are not locked into your choice. Once in any calendar quarter you may submit a request form to a Plan representative to increase, decrease, suspend or resume your Before-Tax Contributions. Your request will be processed as soon as possible after the Employer receives the properly completed form.

          |_| Changing your contribution percentage. If you increase or decrease your contribution percentage, the change will go into effect as of the first payroll period following 10 days after you submit your written request to a Plan representative or as soon as possible thereafter. Keep in mind that the most you may save through the Plan on a before-tax basis is 25% of your Salary (subject to deferral and maximum contribution limitations) on a before-tax basis.

          |_| Suspending your contributions. When you suspend contributions, any money you already have in your account will still reflect the investment results of the investment fund or funds you chose. If you suspend your contributions, you cannot make them up at a later date. A Plan representative must receive your written request to suspend contributions at least 10 days before you want your payroll deductions to stop.

          |_| Resuming your contributions after a suspension. If you want to start contributing again after you suspended contributions, a Plan representative must receive your written request to resume contributions at least 10 days before you want your payroll deductions to start.

Impact On Social Security and Medicare Benefits

Since Social Security and Medicare payroll deductions (FICA) remain the same regardless of whether or not you participate in the Plan, whatever you save in the Plan will not reduce your future Social Security or Medicare benefits.

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                                                     Investing Your Plan Account
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o Section 4

Investing Your Plan Account

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In General

The Plan currently has the investment funds choices set forth below. Each fund represents a different type of investment with its own degree of growth potential and risk. Having this choice of funds allows you to develop a savings strategy that best fits your own long-range needs.

You are not limited to one investment choice. You can split your investment among the investment funds offered in any whole percentages, as long as the total of the percentages invested in each of your investment fund choices, when added together, equals exactly 100%. Whatever allocation you elect applies to all of your Plan accounts and remains in effect until you change it. (See, Adjusting Your Investment Strategy, below.) If you fail to make an investment election, all of your accounts will automatically be invested in the Stable Value Fund (see, The Investment Funds, below).

The Investment Funds

The Plan's investment fund choices are described below:

          |_| Core Equity Fund. This mutual fund portfolio offered by RSI Retirement Trust, seeks capital appreciation over the long term by investing in stocks of a broadly diversified group of high-quality, medium-to-large sized companies with attractive earnings, potential and valuations. The fund is appropriate for investors with a long-term investment horizon. Stocks require a long investment period because their higher historical returns relative to other types of investments have been accompanied by greater price fluctuations.

          |_| Emerging Growth Equity Fund. This mutual fund portfolio offered by RSI Retirement Trust, seeks capital appreciation by investing in quality growth stocks of smaller, relatively new companies that demonstrate higher than average potential for earnings growth. The fund is appropriate for investors with a long-term investment horizon who are willing to accept greater short-term changes in value for the potential of a higher long-term return. Small company equities require a longer investment period because their higher historical returns relative to equities of larger companies have been accompanied by greater price fluctuations.

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                                                       Contributions To The Plan
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          |_|  Value  Equity  Fund.  This mutual fund  portfolio  offered by RSI
               Retirement Trust, seeks capital appreciation over the long term by investing in stocks of a broadly diversified group of financially strong, medium-to-large sized companies with below market price-to-earnings ratios. The fund is appropriate for investors with a long-term investment horizon. Stocks require a long investment period because their higher historical returns relative to other types of investments have been accompanied by greater price fluctuations.


          |_| Actively Managed Bond Fund. This mutual fund portfolio offered by RSI Retirement Trust, seeks principal appreciation and income return over time by investing in high quality fixed-income securities. The fund is appropriate for investors whose goals include greater stability of principal or higher current income than can be expected from investing only in common stocks. Historically, the price of bonds has fluctuated less than the price of common stocks.


          |_| International Equity Fund. This mutual fund portfolio offered by RSI Retirement Trust, seeks capital appreciation and income by investing primarily in stocks of companies that are headquartered in foreign countries. The fund is appropriate for investors with a long-term investment horizon. There are special risks associated with an investment in this fund, including fluctuation in exchange rates and political uncertainty.


          |_| Asset Allocation Funds. These funds, collective, commingled investment funds provided by Plan Trustee RSGroup Trust Company, are comprised of 3 allocation choices:

               o Aggressive Asset Allocation Fund - This diversified option is an asset allocation fund that is likely to exceed other asset allocation funds in long-term growth. The fund's target allocation is 75% stocks (25% Core Equity, 25% Value Equity, 12.5% Emerging Growth, and 12.5% International Equity) and 25% bonds. The fund is appropriate for investors with a long-term investment horizon. Stocks require a long investment period because their higher historical returns relative to other types of investments have been accompanied by greater price fluctuations.

               o Moderate Asset Allocation Fund - This diversified option is an asset allocation fund that seeks significant long-term growth. The fund's target allocation is 60% stocks (20% Core Equity, 20% Value Equity, 10% Emerging Growth, and 10% International Equity) and 40% bonds. The fund is appropriate for investors with a long-term investment horizon. Stocks require a long investment period because their higher historical returns relative to other types of investments have been accompanied by greater price fluctuations.

               o Conservative Asset Allocation Fund - This diversified option is an asset allocation fund that seeks significant long-term growth. The fund's target

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                                                     Investing Your Plan Account
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                    allocation is 40% stocks (15% Core Equity, 15% Value Equity,
                    5% Emerging  Growth,  and 5%  International  Equity) and 60%
                    bonds.   The  fund  is  appropriate  for  investors  with  a
                    long-term   investment   horizon.   Stocks  require  a  long
                    investment period because their higher historical returns relative to other types of investments have been accompanied by greater price fluctuations.

          |_| Stable Value Fund. This collective, commingled investment fund, provided by Plan Trustee RSGroup Trust Company, seeks to protect principal from market volatility and achieve returns comparable to short-term bond funds by investing in high-quality, interest stable guaranteed investment contracts (GICs), bank investment contracts (BICs), and synthetic stable value products with a relatively predictable annual return. The fund is appropriate for investors who place a higher value on stability of principal than on long-term growth. The yield on investment contracts is more stable than most fixed income funds, but will follow market interest rates higher or lower. Investment contracts do not provide any of the capital appreciation of other types of investments.

          |_| Federated Kaufman Fund (A). This mutual fund seeks capital appreciation by investing primarily in stocks of small- and medium-sized companies that are traded on national security exchanges, NASDAQ and on the over-the-counter market. Up to 25% of the fund's net assets may be invested in foreign securities. The fund is appropriate for investors with a long-term investment horizon who are willing to accept greater short-term changes in value for the potential of a higher long-term return. Small company equities require a longer investment period because their higher historical returns relative to equities of larger companies have been accompanied by greater fluctuations.

          |_| American Century Ultra Fund (Adv). This mutual fund seeks long-term capital growth by investing primarily in common stocks of larger, U.S. companies. There is no limit on the amount of assets that can be vested in foreign companies. The fund may be appropriate for investors with a long-term investment horizon. Stocks require a long investment period because their higher historical returns relative to other types of investments have been accompanied by greater price fluctuations.

          |_| AIM Mid Cap Core Equity Fund (A). This mutual fund seeks long-term growth of capital. The fund invests, normally, at least 65% of its total assets in equity securities of U.S. issuers that have market capitalizations of companies included in the Russell Midcap Index. The fund is appropriate for investors with a long-term investment horizon. Stocks require a long investment period because their higher historical returns relative to other types of investments have been accompanied by greater price fluctuations.

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704                                   12                               Roma Bank

                                                     Investing Your Plan Account
--------------------------------------------------------------------------------

Dividends and Interest

Dividends and interest earned on each investment fund are reinvested in that fund. Investment earnings are not taxed until you receive a distribution from the Plan.

Investment Expenses

The expenses of managing each investment fund, including investment management fees, commissions, and other transaction costs, are charged against the total assets of the applicable fund. In addition, the Plan Trustee may charge participants an administration fee in connection with the offering of certain investment funds.

Adjusting Your Investment Strategy

The Plan gives you the flexibility you need to adjust your investment strategy.

          |_| Changing future allocations. You may change your investment direction of future contributions not more than once in any calendar month by telephone through the Retirement System Group Information Center or through the Internet (which can be reached via www.rsgroup.com). For further information regarding changes to your investment directions, please contact your Plan Administrator.

               In addition, if permitted by the Committee, instead of by telephone or through the Internet, you may submit a written request to a Plan representative at least 10 days prior to the date the change is to take effect. If your change in investment direction is made in this manner, it will become effective as of the first payroll period following your written notice to the Plan representative, or as soon as possible thereafter.

          |_| Transferring existing account balances. You can transfer existing investment account balances from one fund to another not more than once in any calendar month, by telephone through the
               Retirement System Group Information Center or through the Internet (see, Changing future allocations, above.)

               In addition, if permitted by the Committee, instead of by telephone or through the Internet, you may not more than once in any calendar month submit a written request to a Plan representative at least 10 days prior to the date the transfer is to be made. A transfer, if made in this manner, becomes effective as soon as administratively possible following the 10 day required notice.

               The transfer is required to be made in multiples of 1%. Transferring existing investment account balances does not change how future contributions are invested. (If you want to change how your future contributions are invested (see, Changing future allocations, above.)

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704                                   13                               Roma Bank

                                                     Investing Your Plan Account
--------------------------------------------------------------------------------

How Your Account Is Valued

The value of your Plan accounts will reflect the investment performance of the investment fund or funds in which you are invested. Each of the Plan's investment funds is valued daily. Investment performance takes into account 2 factors:

          |_| Investment income, which can only increase the value of your accounts; and

          |_| Change in market value, which can either increase or decrease the value of your accounts.

Changes in market value reflect current security prices and interest rates. Actively traded stocks and securities tend to change in price from day to day. Changing interest rates, or the price of money, affect the price of government and other fixed-income obligations. When interest rates rise, the price of fixed-income obligations decline, and vice versa.

Account Statements

You will receive a statement of your Plan accounts once each calendar quarter. The statement will show you the following as of the statement date: your balance as of the prior statement date, contributions made to each account, the net investment return, distributions made, loans disbursed, loan repayments and/or transfers between investment funds, and the value of your Plan accounts.

A Word About Your Investment Decisions

Your investment decisions are your own. No employee or officer of the Employer is authorized to give investment advice to you regarding how to invest your Plan accounts. You should consider all of the funds carefully before making your investment choice. Also, keep in mind that any investment carries a degree of risk. The Plan's Trustee, investment managers, or the Employer cannot guarantee against any Plan investment losses.

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704                                   14                               Roma Bank

                                                                         Vesting
--------------------------------------------------------------------------------

o Section 5

Vesting

================================================================================


Vesting

Vesting refers to your right to receive a percentage of the money in your Plan accounts when you are eligible for a distribution.

Requirements For Vesting

You are always 100% vested in the value of your Before-Tax Contributions, and Rollover Contributions (if any) and any investment income they may earn. This means you have a nonforfeitable right to your Before-Tax Contributions, and Rollover Contributions (if any) and earnings thereon.

Matching Contributions generally become vested only after you have been employed by the Employer for a period of time (see, Vesting Schedule, below). The same is true of any earnings on the Matching Contributions. However, if you retire from the Employer, become permanently Disabled or terminate employment as a result of your death, or you reach an age at which you are eligible to retire; you will become 100% vested in the value of all Matching Contributions and earnings thereon, regardless of how long you had been employed by the Employer.

For vesting purposes, a Year of Service ("Year of Service") is a 365-day period of employment with the Employer, measured from your date of hire. If you leave the Employer after 1 Year of Service, your right to Matching Contributions and earnings thereon is determined by the vesting schedule set forth below. For purposes of determining your vested percentage under the Plan, your entire number of Years of Service with the Employer shall be considered, except for your employment with the Employer before you were 18.

Subject to the above limitations on your Years of Service for vesting purposes, the vesting schedule under the Plan is as follows:

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

                                                                         Vesting
--------------------------------------------------------------------------------


                                Vesting Schedule

                    Years of Service                            Percent
                    recognized for vesting purposes:            vested:
                    --------------------------------            -------

                    Less than 1 year                               0%
                    1 year but less than 2                        20%
                    2 years but less than 3                       40%
                    3 years but less than 4                       60%
                    4 years but less than 5                       80%
                    5 years or more                              100%

If you are not 100% vested and leave the Employer for any reason (other than retirement, disability or death or attainment of age or reaching an age at which you are eligible to retire), the portion of the Matching Contributions and earnings thereon which are not vested will be forfeited. The value of any forfeitures is used to offset part of the Employer's future contributions.

Vesting Upon Reemployment

If you leave the Employer or are on an extended leave of absence for any reason and return to work for the Employer within 5 years, your past vesting service with the Employer will be included in the vesting schedule. If you return to work for the Employer after 5 years, your past vesting service with the Employer may be included in the vesting schedule. A Plan representative will advise you whether or not any of your past vesting service will be included in the vesting schedule.

If you leave the Employer when you are not 100% vested in your Plan accounts, and receive a distribution of your Plan accounts and return to work for the Employer within 5 years, the Matching Contributions and earnings thereon that you forfeited will be recredited to your Plan accounts only if you repay the full amount of the distribution you received. The repayment must be made within 5 years from the date of your distribution.

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704                                   14                               Roma Bank

                                                             Payment Of Benefits
--------------------------------------------------------------------------------

o Section 6

Payment Of Benefits

================================================================================


Distributions After Termination of Employment

The Plan is designed to provide you with a source of retirement income. Therefore, benefits are normally paid at retirement. However, the Plan also has provisions for distributions in case you become Disabled, die, or leave the Employer before you actually retire. Plan distributions are normally made as soon as administratively possible after you (or your beneficiary) become eligible for such a distribution. (See, DISTRIBUTIONS UPON RETIREMENT OR DISABILITY, DISTRIBUTIONS UPON TERMINATION OF EMPLOYMENT, and DISTRIBUTIONS UPON DEATH, below).

There are, however, certain instances where benefits may be lost or delayed. For this reason, it is important for you to be aware of the following:

          |_| A distribution from the Plan will not be made until you (or your beneficiary) file an application for benefits.

          |_| If you do not furnish information requested to complete or verify your application for benefits, a distribution may be delayed until such time as the information is received.

          |_| A distribution may be delayed (or temporarily stopped) if your current address is not on file.

In-Service Distributions

Although the Plan's main purpose is to encourage you to save money for your retirement, your Employer does realize that there are instances when you may need access to your money while you are still employed. For this reason, the Plan contains provisions for withdrawals and loans during your employment years. While these provisions give the Plan a degree of flexibility, they are governed by certain rules and restrictions which are outlined in this SPD. (See, WITHDRAWALS section, and LOANS section, below).

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704                                   17                               Roma Bank

                                     Distributions Upon Retirement Or Disability
--------------------------------------------------------------------------------

o Section 7

Distributions Upon Retirement Or Disability

================================================================================


In General

Plan benefits are normally paid to you upon your retirement. You may retire at any time after you reach your Normal Retirement Date or your Early Retirement Date. If you continue to work for the Employer past your Normal Retirement Date, your benefits generally will be deferred until you actually retire.

In the event that you become Disabled (see, Disability, below), you may be eligible to receive benefits, under the Plan, even before you are otherwise eligible to retire.

The Plan also provides benefits, in some cases, if you terminate employment before you are eligible to retire and for reasons other than disability or death. (See, DISTRIBUTIONS UPON TERMINATION (OTHER THAN RETIREMENT OR DISABILITY), below.)

Retirement Dates

You may retire, under the Plan, on or after any of the following dates:

          |_| Normal Retirement Date. Normal retirement under this Plan occurs on the later of the date you attain age 65 or the date you complete 5 years, from the date you first became eligible to participate in the Plan.

          |_| Early Retirement Date. You can choose to retire earlier if you meet the following conditions:

                    o attainment of age 55 and completion of a 10 year period of service; or

                    o    you become Disabled.

          |_| Postponed Retirement Date. If you continue working after your Normal Retirement Date, your Plan distribution will generally be deferred at least until your actual retirement date (your Postponed Retirement Date). You must begin to receive at least a portion of your account balance no later than the first day of April following the calendar year in which you retire (or terminate employment due to becoming Disabled) or, if later, you attain age 70-1/2.

--------------------------------------------------------------------------------
704                                   18                               Roma Bank

                                     Distributions Upon Retirement Or Disability
--------------------------------------------------------------------------------

Disability

You are eligible for a Plan distribution if you become Disabled while you are an active employee of the Employer. For purposes of the Plan, you are considered to be Disabled if you become eligible for benefits under the Employer's long term disability plan.

When and How Distributions are Made

Plan distributions at retirement or disability will be made automatically in the applicable Standard Form of Payment (see, Standard Form of Payment at Retirement or Disability, below), unless an Optional Form of Payment (see, Optional Forms of Payment at Retirement or Disability, below) is elected. Plan distributions are generally taxable as ordinary income in the year in which the payment is made.

The value of your Plan accounts must either be distributed or commence to be distributed no later than the first day of April following the calendar year in which you retire (or terminate employment due to becoming Disabled) or, if later, you attain age 70-1/2.

Standard Forms of Payment at Retirement or Disability

Your benefits will be paid to you in the following Standard Forms of Payment, unless you choose an optional payment form:

          |_| Normal or Postponed Retirement. If you terminate employment at your Normal or Postponed Retirement Date, your benefits will automatically be paid to you in the form of a single cash payment as soon as administratively possible following your termination of employment.

          |_| Early Retirement or Disability. If your termination of employment occurs on or after you have reached your Early Retirement Date or upon your becoming Disabled, your benefits will automatically be paid to you at the time you would have reached your Normal Retirement Date. At that time, your benefit will be paid in the form of a single cash payment.

In lieu of the above, you have the right to elect to receive your benefit under another available optional form of payment. A list of the optional forms of payment under the Plan and a description of when each form is available, follows.

Optional Forms of Payment at Retirement or Disability

          |_| Immediate Single Cash Payment. If you leave the Employer at any time on or after your Early Retirement Date (and prior to your Normal Retirement Date) or because you become Disabled, you may elect to receive the value of your vested Plan accounts as soon as administratively possible.

--------------------------------------------------------------------------------
704                                   19                               Roma Bank

                                     Distributions Upon Retirement Or Disability
--------------------------------------------------------------------------------

          |_| Deferred Payment. You may elect to defer receipt of the value of your vested Plan accounts until after your Normal Retirement Date or after your actual retirement date (if you retire after your Normal Retirement Date). Your election will be valid if, at least 10 days prior to your retirement date, you file the appropriate election form with a Plan representative. You must begin to receive at least a portion of your account balance no later than the first day of April following the calendar year in which you retire (or terminate employment due to becoming Disabled) or, if later, you attain age 70-1/2.


          |_| Rollovers. You may, at least 10 days prior to the date on which your benefit is scheduled to be paid, request that the value of your Plan accounts be transferred to a rollover Individual Retirement Account (IRA), another employer's qualified plan, a
               Section 403(b) annuity contract or a Section 457(b) governmental plan maintained by a state or agency of the state, if the other plan or contract permits it. If you choose not to roll over your Plan distributions, you may be subject to 20% Federal income tax withholding on the distribution. Details concerning these rollover rules will be provided at the time you request a Plan distribution. You should consult your own tax advisor for further information.

How to Apply For a Distribution

When you become eligible for and wish to receive a Plan distribution, you can obtain an application form for benefits by contacting a Plan representative. (See, APPLICATION FOR BENEFITS AND CLAIMS PROCEDURE, below.)

--------------------------------------------------------------------------------
704                                   20                               Roma Bank

            Distributions Upon Termination (Other Than Retirement Or Disability)
--------------------------------------------------------------------------------

o Section 8

Distributions Upon Termination (Other Than Retirement Or Disability)

================================================================================


In General

If you leave the Employer before you are eligible to retire, for any reason, other than if you are Disabled, or upon your death, contributions to your Plan accounts will end. At such termination of employment, you will be entitled to receive the vested value of your Plan accounts at the time and in the manner described in this Section.

When and How Distributions are Made

Plan distributions upon termination of employment for reasons other than retirement or disability will be made automatically in the applicable Standard Form of Payment (see, Standard Forms of Payment Upon Termination, below), unless you elect one of the available Optional Forms of Payment (see, Optional Forms of Payment at Termination, below).

Plan distributions are generally taxable as ordinary income in the year in which the payment is made.

If you leave the Employer and receive a distribution before you are age 55 and do not roll over your distribution to a rollover Individual Retirement Account
(IRA), a subsequent employer's qualified plan, a Section 403(b) annuity contract or a Section 457(b) governmental plan maintained by a state or agency of the state, you may have to pay a 10% federal excise tax on the taxable portion of your distribution in addition to other federal, state and local income taxes applicable to all distributions.

The value of your Plan accounts must either be distributed or commence to be distributed no later than the first day of April following the calendar year in which you retire (or terminate employment due to becoming Disabled) or, if later, you attain age 70-1/2.

Standard Forms of Payment Upon Termination

Your benefits will be paid to you in the following Standard Forms of Payment, unless you choose an optional payment form, below:

          |_| Plan Accounts of $5,000, or less. If you leave the Employer for reasons other than retirement or disability and the value of your vested Plan accounts is $5,000 or less, your benefits will be paid to you in the form of a single cash

--------------------------------------------------------------------------------
704                                   21                               Roma Bank

            Distributions Upon Termination (Other Than Retirement Or Disability)
--------------------------------------------------------------------------------

               payment  as  soon  as   administratively   possible   after  your
               termination of employment.

          |_| Plan Accounts exceeding $5,000. If you leave the Employer for reasons other than retirement or disability and the value of your vested Plan accounts is greater than $5,000, your benefits will be paid to you at the time you would have reached your Normal Retirement Date. At that time, your benefit will be paid in the form of a single cash payment.

In lieu of the above, you may have the right to elect to receive your benefit under another available optional form of payment. A list of the optional forms of payment under the Plan and a description of when each form is available follows.

Optional Forms of Payment Upon Termination

          |_| Single Cash Payment. You may elect to receive the value of your vested Plan accounts as a single cash payment up to 13 months after you leave the Employer. You must begin to receive your account balance no later than the first day of April following the calendar year in which you retire (or terminate employment due to becoming Disabled) or, if later, you attain age 70-1/2.

          |_| Rollovers. You may, at least 10 days prior to the date on which your benefit is scheduled to be paid, request that the value of your Plan accounts be transferred to a rollover Individual Retirement Account (IRA), to another employer's qualified plan, a
               Section 403(b) annuity contract or a Section 457(b) governmental plan maintained by a state or agency of the state, if the other plan or contract permits it. If you choose not to roll over your Plan distributions, you may be subject to 20% Federal income tax withholding on the distribution. Details concerning these rollover rules will be provided at the time you request a Plan distribution. You should consult your own tax advisor for further information.

How To Apply For A Distribution

When you become eligible for and wish to receive a Plan distribution, you can obtain an application form for benefits by contacting a Plan representative. (See, APPLICATION FOR BENEFITS AND CLAIMS PROCEDURE, below.)

--------------------------------------------------------------------------------
704                                   22                               Roma Bank

            Distributions Upon Termination (Other Than Retirement Or Disability)
--------------------------------------------------------------------------------


o Section 9

Distributions Upon Death

================================================================================


In General

The full value of your vested Plan accounts, less any outstanding loans, will be paid to your designated beneficiary if you die. (See, JOINING THE PLAN section, About Your Beneficiary, above.) In order to receive this payment, your designated beneficiary must first provide a Plan representative with proper documentation (for example, a death certificate). However, if you are married, your spouse will automatically be your designated beneficiary, unless you elect otherwise in accordance with the requirements of the Plan. If you are not married and if there is no designated beneficiary on record, payment will be made to your estate.

Manner of Payment

If you die before you receive the entire value of your vested Plan accounts, payments will be made to your designated beneficiary as follows:

          |_|  If you had not made a valid election as to how payments are to be
               made,   a  single  cash   payment,   will  be  made  as  soon  as
               administratively possible following your death;

          |_| If you had made a valid election or are otherwise scheduled to receive a deferred single cash payment, a single cash payment, will generally be made as of the date you had elected to receive the payment. However, there are some situations when a single cash payment, may be made as of another date. They are:

                    o if your designated beneficiary is your spouse and you die before your attainment of age 70-1/2, the payment to your spouse will be made no later than the date you would have attained age 70-1/2;

                    o if your designated beneficiary is your spouse and you die on or after your attainment of age 70-1/2, the payment to your spouse will be made as soon as administratively possible following your death; and

                    o if your designated beneficiary is not your spouse, the payment to your designated beneficiary will be made within 1 year of the date of your death.

--------------------------------------------------------------------------------
704                                   23                               Roma Bank

                                                                     Withdrawals
--------------------------------------------------------------------------------

o Section 10

Withdrawals

================================================================================


In General

Although the Plan is designed to encourage you to save money for your retirement, you may have access to your Plan accounts while you are employed by the Employer through the Plan's withdrawal provisions. The Plan also allows you access to your Plan accounts through its loan provisions (see, LOANS, below). The Plan's withdrawal procedures are outlined below.

If you are eligible and request a withdrawal, the Committee will review the withdrawal documents you submit and determine whether or not you qualify for the withdrawal in accordance with the following provisions.

Non-Hardship Withdrawals After Age 59-1/2

You may request a withdrawal from your Plan accounts for any reason once you reach age 59-1/2. Withdrawals will be made in the following order:

          |_|  First, from your Before-Tax Contribution account (if any);

          |_|  Second, from your Rollover Contribution account (if any) provided
               that  you  shall  have  satisfied  such   additional   terms  and
               conditions as the Committee may deem necessary.

The non-hardship distribution will be made, pro rata, from the Investment Funds in which your Plan accounts are invested (see, INVESTING YOUR PLAN ACCOUNT section, The Investment Funds, above), in the account priority as stated above.

You may not make more than 1 withdrawal in any calendar year.

Hardship Withdrawals

You may be eligible for a hardship withdrawal if you have an immediate and substantial financial need to meet certain expenses and you have no other reasonably available resources to meet your need. Among other requirements, you must first withdraw all amounts available to you under the non-hardship provisions of the Plan (see, Non-Hardship Withdrawals After Age 59-1/2, above) before you may apply for a hardship withdrawal.

When you request a hardship withdrawal, you will need to complete a Hardship Withdrawal Form. You must also provide a statement of need and evidence of the hardship to the

--------------------------------------------------------------------------------
704                                   24                               Roma Bank

                                                                     Withdrawals
--------------------------------------------------------------------------------

Committee. The Committee will not approve an amount that is more than you need to meet your immediate financial obligation, nor will an unsubstantiated hardship withdrawal request be approved.

The following IRS requirements must be met before a distribution may be made in the form of a hardship withdrawal:

          |_|  Immediate and substantial financial need:

               Expenses that qualify for an immediate and substantial financial need are: (1) purchase of your primary home (excluding mortgage payments); (2) payment of post-secondary school education (for the next 12 months for you, your spouse or dependents); (3) unreimbursed medical expenses which were previously incurred, or expenses which are necessary to obtain medical care for you, your spouse or dependents; or (4) an amount to prevent your eviction from your primary home or to prevent a foreclosure of the mortgage on your primary home.

          |_|  Lack of available resources:

               In addition to an immediate and substantial financial need, you must have no other reasonably available resources to meet your need in order to receive a hardship withdrawal. The Plan provides the following 2 alternative ways to meet this requirement:


               1. You may submit a representation, to the Committee, on a form provided by a Plan representative, that you have no other available resources to meet your financial hardship obligation. This means that you cannot meet your financial need by any of the following resources:

                    o    reimbursement   or   compensation   from  insurance  or
                         otherwise;

                    o    reasonable liquidation of assets;

                    o    stopping   Before-Tax   Contributions   to  your   Plan
                         accounts; or

                    o    borrowing from commercial sources on reasonable terms.

                    Note that for purposes of determining lack of reasonably available resources, your resources will include assets of your spouse and minor children that are reasonably available to you, or

               2.   You may comply with all of the following requirements:

                    o you must have received a distribution of all amounts available to you under all other plans of the Employer;

                    o you must have received all nontaxable loans currently available from all plans maintained by the Employer;

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704                                   25                               Roma Bank

                                                                     Withdrawals
--------------------------------------------------------------------------------

                    o the amount of distribution that you request must not be more than what you need, including amounts necessary to pay any income taxes or penalties as a result of this distribution; and

                    o you may not have any Before-Tax Contributions or Matching Contributions made on your behalf for 6 months after your hardship withdrawal.

If you qualify for a hardship withdrawal, withdrawals will be made from your Plan accounts in the following order:

          |_|  First, from your Before-Tax Contribution account;

          |_|  Second, from your Rollover Contribution account (if any).


The hardship distribution will be made, pro rata, from the Investment Funds in which your Plan accounts are invested (see, INVESTING YOUR PLAN ACCOUNT section, The Investment Funds, above), in the account priority as stated above.

Hardship withdrawals will not include any investment income earned on your Before-Tax Contributions.

You may not make more than 1 hardship withdrawal in any calendar year.

How To Make A Withdrawal

To make a withdrawal from the Plan, you must submit a withdrawal application to the Committee at least 10 days before the withdrawal is to be processed. Payment will be made in a cash payment as soon as administratively possible after receipt of your request by the Plan's Trustee.

How Withdrawals Are Taxed

Withdrawals made while you are an employee may be taxable as ordinary income. If you qualify for and make a Plan withdrawal prior to your attainment of age 59-1/2, the taxable portion of the amount withdrawn may also be subject to a 10% federal excise tax.

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704                                   26                               Roma Bank

                                                                           Loans
--------------------------------------------------------------------------------

o Section 11

Loans

================================================================================


In General

You may borrow against your Plan accounts at any time for any reason. You will have to pay interest on your loan but the interest is paid into your own Plan accounts. There is no excise tax or income tax payable on the amount you borrow. You may also have to pay the loan origination fees and the annual maintenance fees associated with your loan.

Loan Amount and Frequency

The minimum amount you may borrow is $1,000.

The most you may borrow is the lesser of:

          |_|  50% of the Net Value of:

               o    your Before-Tax Contribution account;

               o the vested portion of your Matching Contribution account (see, VESTING, above); and

               o    your Rollover Contribution account (if any); or

          |_| $50,000 reduced by your largest outstanding loan balance during the past 12 months.

You may have only 1 outstanding loan at any given time. Loans will be made in the following order:

          |_|  First, from your Before-Tax Contribution account;

          |_|  Second, from your Rollover Contribution account (if any);

          |_| Third, from the vested portion of your Matching Contribution account (see, VESTING, above).

The distribution of your loan will be made, pro rata, from the Investment Funds in which your Plan accounts are invested (see, INVESTING YOUR PLAN ACCOUNT section, The Investment Funds, above), in the account priority as stated above.

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704                                   27                               Roma Bank

                                                                           Loans
--------------------------------------------------------------------------------

Interest On Your Loan

The annual rate of loan interest is based on the "prime rate" as set forth in the first publication of The Wall Street Journal issued during the month in
                           ------------------------
which you request the loan, rounded up to the nearest quarter of one percent (1/4 of 1%) and increased by one (1) percentage point. All principal and interest repayments are credited to the Plan accounts from which you borrowed and are invested the same way your current contributions are invested.

Repayments

Generally, you will repay your loan through payroll deductions. Payments are made according to a schedule established under your Promissory Note to the Plan and you may take up to 5 years to repay your loan. However, you can take up to 15 years to repay if your loan is for the purchase of your primary residence. You may choose to repay all of the outstanding balance of your loan at any time. Partial prepayment of loans is not permitted.

Default In Repayments

If you have an outstanding loan and you are no longer on the payroll of the Employer, the outstanding balance of your loan must be paid to the Employer in monthly installments. If you fail to make such payment within 30 days of the due date, on the next day you will be in default and you will be required to pay the entire outstanding amount, plus interest, within 90 days after your default.

Security On Your Loan

If you become eligible for a Plan distribution before you have repaid your loan in full, the total value of your vested Plan accounts available for distribution will be reduced by any outstanding loan amounts.

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704                                   28                               Roma Bank

                                   Application For Benefits And Claims Procedure
--------------------------------------------------------------------------------

o Section 12

Application For Benefits And Claims Procedure

================================================================================


General

This section describes how to apply for benefits under the Plan. It also describes how you should proceed if you believe you are entitled to benefits and benefits have been denied, or if you believe the amount of your benefit is not correct.

How To File For Benefits

When you become eligible for a Plan distribution, you can get an application form for benefits by contacting a Plan representative.

Claim For Benefits

If you believe you are entitled to a benefit that has not been paid, you should notify the Plan Administrator of all relevant facts about your claim on a Plan claim form. The Plan Administrator will notify you of the status of your claim within 90 days of receiving your properly completed claim form. If more than the 90 days is needed to process the claim, the Plan Administrator will notify you in writing of the special circumstances requiring the extension and of the date a decision is expected to be made. An extension will not be more than 180 days from the receipt of the claim.

Denial of Claim

If your claim for benefits is denied, you will receive a written notice from the Plan Administrator with the following information:

          |_|  the specific reasons for the denial;

          |_| the specific provisions of the Plan which formed the basis for the denial;

          |_| the additional information you must submit to have the claim reconsidered and why such additional information is required; and

          |_|  the steps you must take if you wish to appeal the decision.

Your claim will be deemed to be denied if you have not received an approval or denial notice within 90 days after you submitted your claim form for benefits, or the end of the extended period established.

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704                                   29                               Roma Bank

                                   Application For Benefits And Claims Procedure
--------------------------------------------------------------------------------

Review of Denied Claims and Decision

You have the right to appeal the decision denying your claim. The appeal must be submitted in writing and filed with the Committee within 60 days after your claim was actually denied, or within 60 days after it was deemed denied (see, Denial of Claim, above).

The Committee will conduct a full and fair review of the denial of your claim. When the review has been completed you will be notified in writing of the final decision, which will state the specific reasons for the decision and will include specific references to the pertinent Plan provisions upon which the decision was based. The decision will be furnished to you no later than 60 days after the receipt of your request for a review, unless special circumstances require an extension of time for processing. In this case, a decision will be rendered no later than 120 days after receipt of your appeal.

--------------------------------------------------------------------------------
704                                   30                               Roma Bank

                                               Amendment And Termination Of Plan
--------------------------------------------------------------------------------

o Section 13

Amendment And Termination Of Plan

================================================================================


General

While the Employer intends to continue the Plan indefinitely, the Employer reserves the right to amend the Plan at any time and to terminate the Plan. This section describes what will happen if the Employer amends or terminates the Plan.

Amendment to the Plan

The Plan is governed by current tax laws and the rulings and regulations of the IRS. If any changes occur in the current tax laws or in the IRS rulings and regulations which affect the Plan, the Plan will be amended to comply with such changes. The Employer also reserves the right to make changes in the Plan from time to time. For example, the Employer may amend the Plan to change the level of Matching Contributions or the method of determining the interest rate on future loans from the Plan. If any changes are made, you will be notified of the changes.

Termination of the Plan

The Employer has every intention of continuing to offer the Plan to all eligible employees. However, the Employer reserves the right to terminate the Plan. While termination of the Plan is unlikely, should it happen, you will receive the full value of your Plan accounts.

--------------------------------------------------------------------------------
704                                   31                               Roma Bank

                                         Special Rules If Plan Becomes Top-Heavy
--------------------------------------------------------------------------------


o Section 14

Special Rules If Plan Becomes Top-Heavy

================================================================================


General

In order for the Employer to maintain the Plan, the Employer must meet many legal requirements. One of these requirements is that the Plan must not favor a certain group of highly paid employees. This section describes what happens if the Plan does not meet this requirement.

Determination

If the Plan primarily benefits Key Employees (a certain group of highly-paid employees of the Employer), the Plan will be Top-Heavy.

A study will be done for each Plan Year (see, OTHER IMPORTANT INFORMATION section, Administrative Information, Plan Year, below) to determine if the Plan is Top-Heavy. The Plan will be Top-Heavy if, for a Plan Year, the present value of the cumulative accrued benefits to be provided for Key Employees exceeds 60% of the present value of the cumulative accrued benefits for all participants, certain former officers and employees, and beneficiaries.

Special Rules

If the Plan becomes Top-Heavy in any Plan Year, the following special rules will apply:

          |_|  non-key   employees   will  be   entitled   to  certain   minimum
               contributions;

          |_| your vested right to benefits from Employer Contributions will be determined according to the following vesting schedule:


                     Years of Service recognized             Percent
                         for vesting purposes:               Vested:
                         ---------------------               -------

                           Less than 1 year                    0%
                        1 year but less than 2                 20%
                       2 years but less than 3                 40%
                       3 years but less than 4                 60%
                       4 years but less than 5                 80%
                           5 years or more                    100%

--------------------------------------------------------------------------------
704                                   32                               Roma Bank

                                         Special Rules If Plan Becomes Top-Heavy
--------------------------------------------------------------------------------

If you are a participant in more than one plan, you may not be entitled to minimum Top-Heavy contributions or benefits under both plans.


You will be notified if the Plan becomes Top-Heavy and whether any of these special rules will affect your benefits.


--------------------------------------------------------------------------------
704                                   33                               Roma Bank

                                                     Other Important Information
--------------------------------------------------------------------------------

o Section 15

Other Important Information

================================================================================


General Information

In addition to the information about your Plan presented so far, there is additional information that is important for you to know. The benefits described here are exclusively for Plan participants and their beneficiaries. Your Plan benefits cannot be assigned, transferred, or sold for any reason except as provided by law, including in the event of a Qualified Domestic Relations Order as described below.

Domestic Relations Order

If you are or were married or have dependents, your spouse, former spouse, or dependents may, through court order, have a right to receive a portion of your benefit, for example, as part of a property settlement in connection with a divorce, or to provide financial support.

In order to enforce this right, your spouse or dependent must deliver to the Plan Administrator a court order establishing such right and containing certain information required by federal law. This court order is called a Qualified Domestic Relations Order (QDRO).

You will be notified when the Plan Administrator receives a court order that is intended to be a QDRO which may affect your benefits. The Plan Administrator will review the court order to determine whether it satisfies the requirement for such an order. No payment will be made under a court order until you have been notified that the court order satisfies the requirements for a QDRO. The portion of your benefit affected by a court order may be held in reserve under the Plan until such a determination is made.

Other Permissible Offsets

In the case of certain judgments, orders, and decrees issued, and settlement agreements entered into on or after August 5, 1997, your benefits may be offset in certain other limited situations. For example, for judgments resulting from conviction for a crime involving the Plan, from civil judgment involving the violation or alleged violation of the fiduciary rules under ERISA, or from a settlement agreement with the Department of Labor, your Plan benefits may be reduced by the amount you have been ordered or required to pay under such judgment or settlement agreement.

--------------------------------------------------------------------------------
704                                   34                               Roma Bank

                                                     Other Important Information
--------------------------------------------------------------------------------

Your Rights Under the Employee Retirement Income Security Act (ERISA)

It is the Employer's policy to provide benefits to each eligible employee. One of these benefits, the Plan, is described in this booklet. While the Employer is not required to provide the Plan, because it does, you, as a participant, are entitled to certain rights and protections under the Employee Retirement Income Security Act of 1974, as amended (ERISA).

Statement of Rights

ERISA provides that all Plan participants shall be entitled to:

         Examine, without charge, at the Plan Administrator's office and at other specified work site locations, all Plan documents, including insurance contracts, copies of all documents filed on behalf of the Plan with the U.S. Department of Labor, such as detailed annual reports and plan descriptions.

         Obtain copies of all Plan documents and other Plan information upon written request to the Plan Administrator. The administrator may make a reasonable charge for the copies.

         Receive a summary of the Plan's annual financial report. The Plan Administrator is required by law to furnish each participant with a copy of this summary annual report.

In addition to creating rights for Plan participants, ERISA imposes duties upon the people who are responsible for the operation of the Plan.

The people who operate the Plan, called "fiduciaries" of the Plan, have a duty to do so prudently and in the interest of you and other Plan participants and beneficiaries. No one, including your Employer, or any other person, may fire you or otherwise discriminate against you in any way to prevent you from obtaining a benefit or exercising your rights under ERISA.

If your claim for a benefit is denied in whole or in part, you must receive a written explanation of the reason for the denial. You have the right to have your claim reviewed and reconsidered.

We doubt that you will ever find it necessary to go to court or file suit, but the right is yours and the Employer will not (and cannot) dismiss you or discriminate against you to prevent you from obtaining Plan benefits or exercising any of your rights under ERISA.

Under ERISA, there are steps you can take to enforce the above rights. For instance, if you request materials from the Plan Administrator and do not receive them within 30 days, you may file suit in a federal court. In such a case, the court may require the Plan Administrator to provide the materials and pay you up to $110 a day until you receive the materials, unless the materials were not sent because of reasons beyond the control of the administrator. If you have a claim for benefits which is denied or ignored, in whole or in part, you may file suit in a state or federal court. If it should happen that Plan fiduciaries misuse the Plan's money, or if

--------------------------------------------------------------------------------
704                                   35                               Roma Bank

                                                     Other Important Information
--------------------------------------------------------------------------------

you are discriminated against for asserting your rights, you may seek assistance from the U.S. Department of Labor, or you may file suit in a federal court. The court will decide who should pay court costs and legal fees. If you are successful, the court may order the person you have sued to pay these costs and fees. If you lose, the court may order you to pay these costs and fees (for example, if it finds that your claim is frivolous).

If you have any questions about the Plan, you should contact the Plan Administrator. If you have any questions about this statement or about your rights under ERISA, you should contact the nearest Area Office of the U.S. Department of Labor.

Benefits Not Insured by the Pension Benefit Guaranty Corporation (PBGC)

Under the Employee Retirement Income Security Act of 1974, a corporation was established within the United States Department of Labor to insure the adequacy of certain types of pension plan trust funds to provide the benefits promised under pension plans. The corporation is known as the Pension Benefit Guaranty Corporation. Under present law, the Pension Benefit Guaranty Corporation does not insure the adequacy of profit-sharing and 401(k) plan trust funds in any way. Accordingly, benefits under this Plan are not insured by the Pension Benefit Guaranty Corporation.

Administrative Information

If it ever becomes necessary for you to contact the U.S. Department of Labor or the IRS, you will need the following information:

Name of Plan: Roma Bank 401(k) Savings Plan

Name of Employer and Plan Sponsor:

                           Roma Bank
                           1155 Whitehorse-Mercerville Road
                           Hamilton Township, New Jersey 08619

Employer Identification Number (EIN): The Employer Identification Number which is assigned by the Internal Revenue Service ("IRS") is 21-0550414.

Plan Number:  The Plan Number which is assigned by the Employer is 002.

Plan Cost: This Plan is funded entirely by Before-Tax Contributions, and Employer Matching Contributions.

Plan Year: This Plan is administered on a calendar year basis, January 1 through December 31.

Plan Type:  Defined contribution

--------------------------------------------------------------------------------
704                                   36                               Roma Bank

                                                     Other Important Information
--------------------------------------------------------------------------------

Effective Date:  July 1, 1994

Plan Administration: The Employer has appointed a Plan Administrator, and an Employee Benefits Committee ("Committee") to perform specific functions and duties with respect to the administration and operation of the Plan.

The Plan Administrator is:

                  Roma Bank
                  1155 Whitehorse-Mercerville Road
                  Hamilton Township, New Jersey 08619

                  (609) 585-6300

Agent for Service of Legal Process: For disputes arising under the Plan, the Plan Administrator is the person designated as the agent for service of legal process. Service of legal process may also be made upon RSGroup Trust Company, as Plan trustee.

Type of Plan Administration:  The Plan is administered by the Employer.

Trustee: The assets of the Plan are held for investment by RSGroup Trust Company, c/o Retirement System Consultants Inc., 317 Madison Avenue, New York, New York 10017.

The Plan Administrator is responsible for maintaining the Plan's records, determining eligibility to participate, forwarding all appropriate forms to the Trustee, notifying the participant regarding claims for benefits and generally acting in good faith and in the Plan's interest. The Trustee is responsible for investing the Plan assets.

                                  *************

This booklet is a summary of the key features of the Plan; it does not cover all of the details. The full terms and conditions of the Plan are described in the formal Plan document, which together with the RSGroup Trust Company Trust Agreement ("Trust Agreement"), legally govern the operation of the Plan. If there is any discrepancy between the Plan or Trust Agreement and this SPD, the wording of the formal Plan document and Trust Agreement will govern.

--------------------------------------------------------------------------------
704                                   37                               Roma Bank